UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2011

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado	80020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 426-6262

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02.              Results of Operations and Financial Condition.

On May 10, 2011, Allos Therapeutics, Inc., a Delaware corporation (the “Company”), issued a press release reporting financial results for the three months ended March 31, 2011.

The press release is attached hereto as Exhibit 99.1, which is furnished under Item 2.02 of this report and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Section 8 — Other Events

Item 8.01.              Other Events.

May 10, 2011, the Company issued a joint press release with Mundipharma International Corporation Limited (Mundipharma) announcing that the Company and Mundipharma have entered into a strategic collaboration agreement to co-develop FOLOTYN® (pralatrexate injection).  Under the agreement, the Company retains full commercialization rights for FOLOTYN in the United States and Canada, with Mundipharma having exclusive rights to commercialize FOLOTYN in all other countries. The joint press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press Release, dated May 10, 2011, entitled “Allos Therapeutics Reports First Quarter 2011 Financial Results.”

99.2	Joint Press Release, dated May 10, 2011, entitled “Allos Therapeutics and Mundipharma Announce Strategic Collaboration for FOLOTYN.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    May 10, 2011

ALLOS THERAPEUTICS, INC.

By:	/s/ David C. Clark
David C. Clark
Its:	Vice President, Finance and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release, dated May 10, 2011, entitled “Allos Therapeutics Reports First Quarter 2011 Financial Results.”

99.2	Joint Press Release, dated May 10, 2011, entitled “Allos Therapeutics and Mundipharma Announce Strategic Collaboration for FOLOTYN.”